FIRST AMENDMENT TO CREDIT AGREEMENT

          This First Amendment to Credit Agreement (this “Amendment”) is dated as of November 27, 2007, by and between (i) FIFTH STREET MEZZANINE PARTNERS II, L.P., a Delaware limited partnership (“Lender”) and (ii) XLNT VETERINARY CARE, INC., a Delaware corporation (“Borrower”).

RECITALS

          A. Pursuant to that certain Credit Agreement dated as of June 29, 2007 by and between Lender and Borrower (the “Credit Agreement”), Borrower has received a loan from Lender in the maximum principal amount of Three Million Dollars ($3,000,000.00) (the “Original Loan”), as evidenced by that certain Note dated as of June 29, 2007 executed by Borrower in favor Lender (the “Original Note”).

          B. Borrower and Lender have agreed to modify the Credit Agreement subject to the terms and conditions set forth herein below. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

          1. Loan Amount. The amount of the Loan is hereby increased from Three Million Dollars ($3,000,000.00) to Four Million Dollars ($4,000,000.00).

          2. Note. Borrower’s obligation to repay the Loan, together with interest thereon, shall be evidenced by that certain Amended and Restated Note of even date herewith, executed by Borrower and made payable to Lender, in the maximum principal amount of Four Million Dollars ($4,000,000.00) (the “Amended and Restated Note”). All references in the Loan Agreement, the Deeds of Trust and the other Loan Documents to the term “Note” shall mean and be deemed to refer to the Amended and Restated Note.

          3. Funding Fee. On or before the date hereof, Borrower shall pay to Fifth Street Capital LLC a funding fee in the amount of Twenty Thousand Dollars ($20,000.00) in immediately available funds, which fee shall be deemed fully earned on the date due, and shall not be credited to any other payment required hereunder.

          4. Servicing Fee. Concurrently with the execution of this Amendment, notwithstanding anything to the contrary stated in Section 1.3(b)of the Credit Agreement, Borrower shall pay Two Hundred Dollars ($200.00) to Fifth Street Capital LLC in addition to the regular monthly Servicing Fee. Starting on December 1, 2007 and during the remaining term of the Loan, the Servicing Fee and shall be increased from Five Hundred Sixty-Two Dollars and 50/100 ($562.50) to Seven Hundred Sixty-Two Dollars and 50/100 ($762.50) per month.

          5. Warrant. Borrower shall issue to Lender, as additional consideration for the Loan and a condition precedent to closing, an additional warrant exercisable for up to 300 shares of

Series B preferred stock (the “Warrant”), which Warrant will provide (i) an immediately issued warrant right to purchase up to 150 shares of Series B preferred stock and (ii) a warrant right to purchase up to 150 shares of Series B preferred in the event Borrower does not consummate the contemplated SPAC Merger on or before December 31, 2007.

          6. Title Policy. Borrower shall cause Lender to receive such assurance as Lender may require that the validity and lien priority of the Deeds of Trust have not been and will not be impaired by this Amendment or the transactions contemplated by it, including CLTA Endorsement No. 108.8 to be attached to the policies of title insurance delivered to Lender in connection with this Amendment.

          7. Closing Date. The closing under this Amendment shall be effective when the Modification Agreements to the Deeds of Trust (collectively, the “Modification Agreements”) have recorded in the applicable County and all conditions and obligations set forth herein have been satisfied by Borrower.

          8. Costs and Expenses. In accordance with Section 1.3(d) of the Credit Agreement, Borrower agrees to promptly pay all fees, charges, costs and expenses (including reasonable attorneys’ fees and expenses incurred by Lender in connection with any matters contemplated by or arising out of the Loan Documents), in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments (including this Amendment), modifications, subordination or intercreditor agreements, consents and waivers. Borrower agrees to promptly pay reasonable documentation charges assessed by Lender for amendments (including this Amendment), modifications, subordination or intercreditor agreements, waivers, consents and any of the documentation prepared by Lender’s attorneys. All fees, charges, costs and expenses for which Borrower is responsible pursuant hereto shall be deemed part of the Obligations when incurred, payable upon demand and secured by the Collateral.

          9. Covenants of Borrower. Borrower covenants to Lender as follows:

                    a. Borrower shall cause to be executed, delivered, and performed such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

                    b. Borrower fully, finally, and forever releases and discharges Lender, together with their respective successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity (collectively, the “Claim”), that Borrower has or in the future may have, whether known or unknown, but only with respect to those Claims for which both of the following are true: (i) the Claim is in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents, and (ii) the Claim arises from events occurring prior to the date of this Amendment. It is the intention of Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to above.

          10. Borrower Representations and Warranties. Borrower represents and warrants to Lender as of the date hereof that:

                    a. The representations, warranties, certifications and agreements contained in the Loan Documents are true, complete and accurate in all material respects as of the date hereof.

                    b. Both Borrower and, to Borrower’s knowledge, Lender have performed all of their respective obligations under the Loan Documents and Borrower has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Borrower or Lender under the Loan Documents.

                    c. Borrower has no claim against Lender and no offset or defense to the payment or performance of the Obligations or any counterclaim or right to rescission to enforcement of any of the terms of the Loan Documents.

                    d. No voluntary actions or, to Borrower’s knowledge, involuntary actions are pending against Borrower, any member of Borrower of the Loan under the bankruptcy or insolvency laws of the United States or any state thereof.

                    e. The Loan Documents, as any of the same have been modified, amended and restated, are the valid, legal and binding obligations of Borrower (as applicable), enforceable in accordance with their terms.

          11. Conditions Precedent. Lender shall not be bound by this Amendment unless and until Lender has received a fully executed original of this Amendment, the Amended and Restated Note, the Modification Agreements and all other Loan Documents required by Lender in connection with this Amendment.

          12. Notices. Borrower’s address for notices in Section 8.3 of the Credit Agreement is hereby amended as follows:

If to Borrower:	XLNT Veterinary Care, Inc.
560 South Winchester Boulevard, Suite 500
San Jose, CA 95128
	Attn:	Robert Wallace, Chairman & CEO
	Fax:	(408) 236-7421

With a copy to:	XLNT Veterinary Care, Inc.
560 South Winchester Boulevard, Suite 500
San Jose, CA 95128
	Attn:	Gregory J. Eisenhauer, CFO
	Fax:	(408) 521-0428

          13. Ratification of Loan Documents and Collateral. Borrower hereby ratifies and affirms each of the Loan Documents, as amended hereby, and agrees to perform each obligation set forth in each of the Loan Documents, as amended hereby. Except as specifically modified and amended herein, all terms, conditions and covenants contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents, including the Collateral, shall remain as security for the Loan and the obligations of Borrower under the Loan Documents.

          14. Miscellaneous.

                    a. The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Lender with respect to the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

                    b. All references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as hereby modified and amended. This Amendment shall also constitute a Loan Document and all terms and conditions of the Credit Agreement (as modified herein) including, without limitation, events of default, maturity dates and the miscellaneous provisions set forth therein, including without limitation, consent to jurisdiction, applicable law, and waiver of jury are incorporated herein as though set forth in full and Lender shall be entitled to the benefits thereof with respect to this Amendment.

                    c. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of the date first above written.

BORROWER:

XLNT VETERINARY CARE, INC., a Delaware corporation

By:

Name:

Title:

LENDER:

FIFTH STREET MEZZANINE PARTNERS II, L.P., a Delaware limited partnership

By:	Fifth Street Mezzanine Partners II GP, LLC, a Delaware limited liability company, its general partner

By:

Name:	Bernard D. Berman
Title:	Executive Vice President and Secretary